Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference of our report dated December 26, 2013, in the Registration Statement (Form N-1A) of Stone Ridge Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 15 under the Securities Act of 1933 (Registration No. 333-184477) and No. 17 under Securities Act of 1940 (Registration No. 811-22761).

/s/ Ernst & Young LLP

New York, New York
February 28, 2014